Exhibit 35.2
SERVICER COMPLIANCE CERTIFICATE
PURSUANT TO ITEM 1123 OF REGULATION AB UNDER THE
SECURITIES EXCHANGE ACT OF 1934
Re:	Turquoise Card Backed Securities plc — Series 2006-2 and Series 2007-1
I, Devesh Mathur, Director, HSBC Electronic Data Processing (India) Private Limited of HSBC Electronic Data Processing (India) Private Limited (the “Company”), as Servicer pursuant to:
(i)	the Receivables Trust Deed and Servicing Agreement (the “RTSA Agreement”) dated May 23, 2006 among Turquoise Receivables Trustee Limited, as Receivables Trustee, Turquoise Funding 1 Limited, as Loan Note Issuing Entity and Series 2006-2 Investor Beneficiary, Turquoise Funding 2 Limited, as Dormant Investor Beneficiary and HSBC Bank plc,

(ii)	the Series 2006-2 Supplement to the RTSA Agreement (the “Series 2006-2 Agreement”) dated November 22, 2007, among Turquoise Receivables Trustee Limited, as Receivables Trustee, Turquoise Funding 1 Limited, as Loan Note Issuing Entity and Series 2006-2 Investor Beneficiary, Turquoise Funding 2 Limited, as Dormant Investor Beneficiary and HSBC Bank plc,

(iii)	the Series 2007-1 Supplement to the RTSA Agreement (the “Series 2007-1 Agreement”) dated June 28, 2007, among Turquoise Receivables Trustee Limited, as Receivables Trustee, Turquoise Funding 1 Limited, as Loan Note Issuing Entity and Series 2007-1 Investor Beneficiary, Turquoise Funding 2 Limited, as Dormant Investor Beneficiary and HSBC Bank plc, and

(iv)	the Letter Supplementing Servicing Provisions from HSBC Bank plc, dated October 26, 2007 to and agreed by each of Turquoise Receivables Trustee Limited, as Receivables Trustee, Turquoise Funding 1 Limited, as Loan Note Issuing Entity, Series 2006-2 Investor Beneficiary and Series 2007-1 Investor Beneficiary, Turquoise Funding 2 Limited, as Dormant Investor Beneficiary, the Law Debenture Trust Company of New York, as Securities Trustee and the Note Trustee and HSBC Bank plc (the “Servicing Supplement” and together with the RTSA Agreement, the Series 2006-2 Agreement and the Series 2007-1 Agreement, the “Agreements”)
hereby certify that:
1.	a review of the activities of the Company for the calendar year ending December 31, 2007 and of its performance under each of the Agreements has been completed under my supervision; and

2.	to the best of my knowledge, based on such review, the Company has fulfilled all of its obligations under each of the Agreements in all material respects throughout the reporting period referred to above except as set forth below:
     NONE
IN WITNESS WHEREOF, I have signed this certificate on behalf of the Company this 31st day of March 2008.

By: Name:	/s/ Devesh Mathur Devesh Mathur
Title:	Director, HSBC Electronic Data Processing (India) Private Limited

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